Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended April 30,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$156,364	60%	$567,917	74%
Correspondent Bulk	-	-	127,236	17
Retail	106,130	40	72,794	9
Total	$262,494	100%	$767,947	100%

Funding Days in the Month	21		20
Average Originations Per Funding Day	$12,500		$38,397

	For the Four Months Ended April 30,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$1,204,432	71%	$2,041,438	78%
Correspondent Bulk	45,361	3	239,850	9
Retail	454,376	26	321,484	13
Total	$1,441,675	100%	$2,602,772	100%

Year to Date Funding Days	83		82
Average Originations Per Funding Day	$20,532		$31,741

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended April 30, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	8.58%	83.1%	697	21%
620 to 659	9.06	81.3	638	24
580 to 619	9.57	79.2	598	24
540 to 579	9.81	74.6	559	20
539 and below	10.22	71.6	528	11
	9.36%	78.7%	613	100%

Summary by Program Type
2-Year Fixed	9.89%	79.6%	598	36%
2-Year Fixed 40/30	9.45	81.8	617	24
30-Year Fixed	8.92	73.4	610	21
2-Year Fixed Interest-only	8.69	83.9	668	5
40/30-Year Fixed	9.05	77.9	619	6
15-Year Fixed	8.62	72.3	626	3
30/15-Year Fixed	11.83	97.9	665	1
Other Products	7.75	75.6	635	4
	9.36%	78.7%	613	100%
Weighted Average
Coupon Excluding MTA	9.41%

Note: The origination data on this report includes loans secured by second mortgages.